UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1A/6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OICco Acquisition II, Inc.
(Exact Name of registrant in its charter)

Delaware		27-1521364
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4412 8th St. SW
Vero Beach, FL 32968
(772) 584-3308
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq.
2705 Airport Drive
N. Las Vegas, NV 89032
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies of all communications to:

William B. Haseltine
Haseltine Law Office
1629 K St. NW  Suite 300
Washington, DC 20006
(703) 627 2652
fax: 703 372 5173

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock-New Issue	$200,000.00	$0.10	$200,000.00	$14.26	*
Common Stock—Current Shareholder	$800,000.00	$0.10	$800,000.00	$57.04	*
*Previously paid.

(1)This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

OICco Acquisition II, Inc.
10,000,000 Shares of Common Stock
$0.10 per share

OICco Acquisition II, Inc. (“OICco” or the "Company") is offering on a best-efforts basis a minimum of 500,000 and a maximum of 2,000,000 shares of its common stock at a price of $0.10 per share. In addition there are 8,000,000 shares of common stock being registered for sale at the same price by our sole officer and director who is a selling shareholder. Mr. Davis is an underwriter for the purposes of this offering. The shares are intended to be sold directly through the efforts of Ronald Davis, our sole officer and director. The intended methods of communication include, without limitation, telephone and personal contacts. For more information, see the section titled "Plan of Distribution" herein. Mr. Davis’ sale is subject to the requirements of Rule 419 and the proceeds from the resale of his shares will be deposited in the escrow account. The shares from Mr. Davis will be placed into the escrow account.

The proceeds from the sale of the shares in this offering will be payable to United Western Bank fbo OICco Acquisition II, Inc. All subscription funds will be held in escrow in a non-interest bearing Trust Account at United Western Bank pending the achievement of the Minimum Offering and no funds shall be released to OICco Acquisition II, Inc. until such time as the offering is closed at which time such release will be limited to expenses, which are designated to be 10% of the escrowed funds. If the minimum offering is not achieved within 180 days of the date of this prospectus (or extension thereto not to exceed an additional 180 days), if we fail to obtain the required investor confirmation of an acquisition transaction or fail to complete the acquisition within the specified period, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein. Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held. The resale offering is subject to the requirements of Rule 419. The proceeds from the resale of shares held by the Selling Shareholder and the shares sold will all be deposited in the escrow account. If the Company fails to satisfy the minimum offering condition, the Escrow Agent will release and/or return all funds as described herein equally to all purchasers.  Similarly, if the Company meets the minimum investment requirement but fails to obtain the required investor confirmation of an acquisition transaction, or fails to complete the acquisition within the specified period, all escrowed funds will be returned to investors.  Shares sold by the Selling Shareholder are subject to the same procedures as those sold in the primary offering, and are functionally indistinguishable.

The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares to be sold by the issuer is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto (up to a maximum of an additional 180 days). Prior to this offering, there has been no public market for OICco Acquisition II, Inc.'s common stock. The Company is a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The offering proceeds and the securities to be issued to investors must be deposited in an account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419 after the close of the offering, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (See Plan of Distribution herein) has been consummated and at least 80% of the investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless at least 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

Until 90 days after the date funds and securities are released from the escrow or trust account pursuant to Rule 419, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 7.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.10	$0.00	$0.10
Minimum	500,000	$50,000	$0.00	$50,000
Maximum	2,000,000	$200,000	$0.00	$200,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated June 23, 2011

SUMMARY INFORMATION AND RISK FACTORS

The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.

THE COMPANY

Business Overview

OICco Acquisition II, Inc. ("OICco" or the "Company"), incorporated in the State of Delaware on Dec. 22, 2009, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Ronald Davis, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Davis serves as President, Secretary, Treasurer and Director. Mr. Davis determined next to proceed with filing a Form S-1.

Mr. Davis, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under "Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale securities of "blank check" companies in their prospective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. In order to provide assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, each current shareholder has agreed to place his/her respective certificates in escrow until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's from selling their respective securities before such closing. Mr. Davis as the sole officer and director and sole signatory on this registration statement is bound thereby by Rule 419 as it relates to the sale of his shares. The net proceeds of this offering will be placed in an escrow account as received until the completion of a merger or acquisition as detailed herein (other than 10% which may be released from escrow upon the close of the offering). Such escrowed funds may not be used for salaries or reimbursable expenses.

As of the date of this prospectus, we have 8,000,000 shares of $0.0001 par value common stock issued and outstanding.

OICco Acquisition II, Inc.’s operations and corporate offices are located at 4412 8th Street SW, Vero Beach, FL 32968, with a telephone number of (772) 584-3308.

THE OFFERING

OICco Acquisition II, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 500,000 and a maximum of 2,000,000 new issue shares of its common stock at a price of $0.10 per share in addition to 8,000,000 shares currently held by the existing shareholder also at $0.10 per share. New issue offering refers to the shares offered for sale by the company. The proceeds from the sale of any and/or all of the shares in this offering will be payable to "United Western Bank fbo OICco Acquisition II, Inc.” and will be deposited in a non-interest bearing bank account until the escrow conditions are met and thus no interest shall be paid to any investor or to the Company. In the event that any interest is earned on the funds in escrow it shall be for the sole benefit of the purchasers of securities in this offering. All subscription agreements and checks are irrevocable and should be delivered to OICco Acquisition II, Inc., at the address provided on the Subscription Agreement. Failure to do so will result in checks being returned to the investor who submitted the check. Sales of Shares for the benefit of the selling shareholder can occur only after sale of all 2,000,000 shares on behalf of the Company. Distribution of funds from escrow can occur only after completion of any acquisition by the Company, and satisfaction of all other terms stated herein and in the Escrow Agreement.

All subscription funds will be held in escrow pending the achievement of the Minimum Offering, at which time funds may be released to the Company under certain circumstances, but no funds shall be released to the Company until such a time as the escrow conditions are met other than 10% which may only be released to OICco upon completion of the offering (see "Plan of Distribution"). The offering may terminate on the earlier of: (i) the date when the sale of all 2,000,000 shares being sold by the issuer is completed, (ii) anytime after the minimum offering of 500,000 shares of common stock is achieved at the discretion of the Board of Directors, or (ii) 180 days from the effective date of this document, or any extension thereto at the discretion of the Board of Directors and which extension any subscribers will be notified of in writing a minimum of 30 days prior to the beginning of such extension.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non interest bearing account) or deduction of fees unless the Company extends the offering period an additional 180 days in which case the funds will be returned promptly at the end of the second 180 day period. the amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met. The minimum offering must be reached prior to the expiration date of the offering. The Company will cause to be issued stock certificates of common stock purchased within 5 business days after receipt of the subscription agreement to allow for the clearance of funds and will within 1 days of issuance cause such shares to be delivered to the escrow agents account.

Mr. Davis, our sole officer and director may not purchase any shares covered by this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The  offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria(See Plan of Distribution herein) has been consummated and at least 80% of investors reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors.

The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. The post effective amendment will contain information about the acquisition/merger candidate including their financials. The re-confirmation is for the protection of the investors as investors will have an opportunity to review information on the merger/acquisition entity and to have their subscriptions canceled and payment refunded or reconfirm their subscriptions. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

2) Each investor will have no fewer than 20, and no more than 45, business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3) If the Company does not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

(4) The acquisition(s) will be consummated only if investors having contributed 80% of the maximum offering proceeds elect to reconfirm their investments; and

(5) If a consummated acquisition(s) has not occurred within 18 months from the date of this prospectus, the Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

OICco Acquisition II, Inc. has not presently secured a transfer agent but will identify one prior to the filing of an application for trading in order to facilitate the processing of stock certificates. The Company expects to seek quotations for its securities upon completion of the offering and a merger/acquisition and the reconfirmation offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Statement of Operations
(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	For the Period from Inception on December 22, 2009 to March 31, 2011

Revenue	$-	$-	$-

Expenses
General and administrative	-	-	1,228
Professional fees	-	-	7,500
Total expenses	-	-	8,728

Net loss	$-	$-	$(8,728)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements

Balance sheets data

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Balance Sheets

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets
Cash	$-	$-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Currnet liabilities
Accounts payable	$1,040	$3,540
Note payable	2,500	-
Total liabilities (All Current)	3,540	3,540

Stockholders' (Deficit) Equity
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding as of March 31, 2011 and December 31, 2010	800	800
Additional paid in capital	4,388	4,388
Deficit accumulated during the development stage	(8,728)	(8,728)
Total stockholders' (deficit) equity	(3,540)	(3,540)

Total liabilities and stockholders' (deficit) equity	$-	$-

See accompanying notes to financial statements

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

SOLE OFFICER AND DIRECTOR MAY HINDER OPERATIONS. OICco Acquisition II, Inc.’s operations depend solely on the efforts of Ronald Davis, the sole officer and director of the Company. Davis has no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles.

POTENTIAL CONFLICTS OF INTEREST MAY RESULT IN LOSS OF BUSINESS. Ronald Davis is involved in other employment opportunities and may periodically face a conflict in selecting between OICco Acquisition II, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts should they occur. If the Company loses Ronald Davis to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

INVOLVEMENT OF SELLING SHAREHOLDER, SOLE OFFICER AND DIRECTOR IN LEGAL PROCEEDINGS. Ronald Davis (“Davis”), who is the sole officer and director, and also the Selling Shareholder, was formerly CEO of a company called Caffé Diva Group Limited (“Caffe Diva”).  Caffe Diva and Davis were among five respondents in the matter leading on July 29, 2002, and October 24, 2002, to Orders of the Department of Consumer and Business Services of the State of Oregon. In the previous order, Davis and others were found to have offered and sold securities without registration in the State of Oregon, and without having registered previously as a broker-dealer. In addition to certain prohibitions on certain future activities in the State of Oregon, Davis and others received fines of $75,000.  See “Background of Directors, Executive Officers, Promoters and Control Persons.”

RULE 419 LIMITATIONS MAY LIMIT BUSINESS COMBINATIONS. Rule 419 requires that the securities to be issued and the funds received in this offering be deposited and held in an escrow account pending the completion of a qualified acquisition. Before the acquisition can be completed and before the funds and securities can be released, the Company will be required to update its registration statement with a post-effective amendment. After the effective date of any such post-effective amendment, the Company is required to furnish investors with the new prospectus containing information, including audited financial statements, regarding the proposed acquisition candidate and its business. At least 80% of the investors must decide to remain investors or require the return of their investment funds. Any investor not making a decision within 45 days of the effectiveness of the post effective amendment will automatically receive a return of his investment funds minus the up to 10% of the proceeds from the offering that may be released to the company upon completion of the offering.

Although investors may request the return of their funds in connection with the reconfirmation offering required, the Company's shareholders will not be afforded an opportunity to approve or disapprove any particular transaction. See Risk Factor entitled "Conflicts of Interest."

NO AUDITED FINANCIAL STATEMENTS REQUIRED PRIOR TO BUSINESS COMBINATION BEING DEEMED PROBABLE MAY DECREASE CONFIDENCE IN AVAILABLE FINANCIALS. The Company shall not require the business combination target to provide audited financial statements until it becomes probable that signing of a combination agreement is likely (but prior to the signing of any such agreement or the submittal of the reconfirmation offering), thus there is the risk that the unaudited statements which are provided to the Company during its due diligence may contain errors that an audit would have found thus exposing the investors to the risk that the business combination target may not be as valuable as it appears during the combination approval process.

PROHIBITION TO SELL OR OFFER TO SELL SHARES IN ESCROW ACCOUNT MAY LIMIT LIQUIDITY FOR A SIGNIFICANT PERIOD OF TIME. It shall be unlawful for any person to sell or offer to sell Shares (or any interest in or related to the Shares) held in the escrow account other than pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. As a result investors may be unable to sell or transfer their shares for a significant period of time.

DISCRETIONARY USE OF PROCEEDS; "BLANK CHECK" OFFERING LEADS TO UNCERTAINTY AS TO FUTURE BUSINESS SUCCESS. As a result of management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended generally to be applied toward effecting a Business Combination, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more business combinations. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of this offering will permit the Company to achieve its business objectives. See "Description of Business."

FAILURE BY MR. DAVIS TO PAY ALL THE EXPENSES OF THE OFFERING MAY RESULT IN FAILURE OF THE OFFERING. Mr. Davis has agreed to pay all the expenses of this offering. However, in the event that Mr. Davis fails to pay all the expenses of this offering, the company may be unable to complete the offering.  If Mr. Davis fails in this way, the escrowed funds, if any, will be returned.

REGULATIONS CONCERNING "BLANK CHECK" ISSUERS MAY LIMIT BUSINESS COMBINATIONS. The ability to register or qualify for sale the Shares for both initial sale and secondary trading is limited because a number of states have enacted regulations pursuant to their securities or "blue sky" laws restricting or, in some instances, prohibiting, the sale of securities of "blank check" issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting "blank check" companies, may not register the Shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted or where the Shares have been registered.

NO OPERATING HISTORY OR REVENUE AND MINIMAL ASSETS RESULTS IN POSSIBLE LACK OF SUCCESS. The Company has had no operating history nor any revenues or earnings from operations. The Company has no significant assets or financial resources. The Company will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in the Company incurring a net operating loss which will increase continuously until the Company can consummate a business combination with a profitable business opportunity. This may lessen the possibility of finding a suitable acquisition or merger candidate as such loss would be inherited on their financial statements. There is no assurance that the Company can identify such a business opportunity and consummate such a business combination.

SPECULATIVE NATURE OF COMPANY'S PROPOSED OPERATIONS RESULTS IN POSSIBLE LACK OF SUCCESS. The success of the Company's proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combinations with entities having established operating histories, there can be no assurance that the Company will be successful in locating candidates meeting such criteria. In the event the Company completes a business combination, of which there can be no assurance, the success of the Company's operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond the Company's control.

SCARCITY OF AND COMPETITION FOR BUSINESS OPPORTUNITIES AND COMBINATIONS MAY LIMIT POSSIBLE BUSINESS COMBINATIONS. The Company is and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be desirable target candidates for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, the Company will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete in seeking merger or acquisition candidates with numerous other small public companies.

NO AGREEMENT FOR BUSINESS COMBINATION OR OTHER TRANSACTION - NO STANDARDS FOR BUSINESS COMBINATION. The Company has no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, an entity. There can be no assurance the Company will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for evaluations. The Company has been in the developmental stage since inception and has no operations to date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities. There is no assurance the Company will be able to negotiate a business combination on terms favorable to the Company. The Company has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which the Company would not consider a business combination in any form with such business opportunity. Accordingly, the Company may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

CONTINUED MANAGEMENT CONTROL, LIMITED TIME AVAILABILITY MAY LIMIT BUSINESS COMBINATIONS. While seeking a business combination, management anticipates devoting between five and ten hours per month to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company and is not expected to do so in the foreseeable future. The Company has not obtained key man life insurance on its officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

CONFLICTS OF INTEREST OFFICER AND DIRECTOR MAY RESULT IN LOSS OF BUSINESS OR FAILURE TO COMPLETE A MERGER OR ACQUISITION OR AT LESS PROFIT. The Company's officer and director currently participates and may in the future participate in other business ventures which compete directly with the Company. Mr. Davis currently is the sole officer and director of OICco Acquisition III, IV and Cheetah Holdings Corp. all of which are 419 blank check companies with current pending registrations. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event the Company's officer and director is involved in the management of any firm with which the Company transacts business. The Company's Board of Directors has adopted a resolution which prohibits the Company from completing a merger with, or acquisition of, any entity in which management serves as officer, director or partner, or in which he or his family members own or hold any ownership interest. Management is not aware of any circumstances under which this policy could be changed while current management is in control of the Company however as Mr. Davis is the sole director he may change this policy at any time and thus such policy should not be considered binding.

CONFLICTS RELATING TO THE SALE OF SECURITIES. Mr. Davis' sole activity is limited to companies in which he has the principal and controlling position.

Mr. Davis will continue to hold a significant equity position in Rangeford Resources, Inc. but, he will not hold a management position within the Company. Rangeford is in the process of acquiring various interests in oil and gas properties and in some cases, Mr. Davis may acquire working interests in the same properties. However, care will be taken that all such interests will be disclosed in future filings of Rangeford when the situation occurs. Rangeford will not, at this time, be involved in any acquisition that will result in a change of control or a change in the business purpose of the Company.  Mr. Davis’s continued significant position in Rangeford Resources, may present conflicts of interest with respect to the sale of the company’s securities as this entity may be selling securities at the same time and to the same type of purchasers as the Company.

Our officer and director will offer the securities of our company on the same basis as any other blank check company in which he is involved and to the same group of intended shareholders. Our officer and director has years of experience in business and as a result, in addition to friends and relatives, he has numerous business associates and acquaintances. There is, of course, no guarantee that any offering will be subscribed in sufficient quantity to close the offering, but, in that event, investors will receive their money back and the offering will be withdrawn. Offers of each company's stock in which our officer and director is a principal will be made immediately upon the Securities and Exchange Commission deeming it effective and in order of the date on which the registration became effective. Therefore, an offering with the oldest effective date will be closed, before a more recent offering is closed.

CONFLICTS RELATING TO THE LOCATION OF MERGER/ACQUISITION TARGETS. Our officer and director is not a full time employee of our company and is actively involved in other business pursuits. He has also   formed additional blank check companies and may in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, he may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating his time among their various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

In general, officers and directors of a Delaware corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation. In particular, under Delaware corporate law, officers and directors are required to bring business opportunities to the attention of a corporation if the corporation has an expectancy interest or property right in the opportunity.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

There are no written agreements regarding any relationship with OICco Acquisition I, Inc. OICco Acquisition III, Inc. Cheetah Holding Corp. or OICco Acquisition IV, Inc.. Mr. Davis is the sole shareholder, officer and director of both OICco Acquisition III, Inc. Cheetah Holding Corp. and OICco Acquisition IV, Inc.. all of which are blank check companies. Each blank check company in which Mr. Davis has an interest will have essentially the same structure and the same shareholders. Though there may be slight differences in the shares outstanding, acquisition candidates will be selected based on their capitalization requirements. Due the time limitations for completion of an acquisition, the effectiveness date of the Company's registration will play a pivitol role as to which blank check company will be presented first. If there are multiple blank check companies effective, all will be presented to the prospective purchaser and the purchaser will choose. The other OICco entities and Cheetah Holding with which he is involved appear likely to compete directly with the company in connection with the marketing of the companies’ respective securities as well as in connection with the identification of candidates for a business acquisition and the negotiation and consummation of acquisition agreements.

All blank check companies of which Mr. Davis has an affiliation have passed a resolution under Delaware Section 122(17) which permits a corporation to “renounce … any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.” See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE ACQUISITION. The Company will be required to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

LACK OF MARKET RESEARCH OR MARKETING ORGANIZATION MAY LIMIT BUSINESS COMBINATIONS. The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization. Even in the event demand is identified for a merger or acquisition contemplated by the Company, there is no assurance the Company will be successful in completing any such business combination.

LACK OF DIVERSIFICATION MAY LIMIT FUTURE BUSINESS. The Company's proposed operations, even if successful, will in all likelihood result in the Company engaging in a business combination with only one business opportunity. Consequently, the Company's activities will be limited to those engaged in by the business opportunity which the Company merges with or acquires. The Company's inability to diversify its activities into a number of areas may subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

POSSIBLE INVESTMENT COMPANY ACT REGULATION MAY INCREASE COSTS. Although the Company will be subject to regulation under the Securities Exchange Act of 1933, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

PROBABLE CHANGE IN CONTROL AND MANAGEMENT MAY RESULT IN UNCERTAIN MANAGEMENT FUTURE. A business combination involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in the Company. Any such business combination may require management of the Company to sell or transfer all or a portion of the Company's common stock held by him, or resign as a member of the Board of Directors of the Company. The resulting change in control of the Company could result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his participation in the future affairs of the Company.

REDUCTION OF PERCENTAGE SHARE OWNERSHIP FOLLOWING A BUSINESS COMBINATION MAY RESULT IN DILUTION. The Company's primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in the Company issuing securities to shareholders of such private company. The issuance of previously authorized and unissued common stock of the Company would result in reduction in percentage of shares owned by present and prospective shareholders of the Company and would most likely result in a change in control or management of the Company.

DISADVANTAGES OF BLANK CHECK OFFERING MAY DISCOURAGE BUSINESS COMBINATIONS. The Company may enter into a business combination with an entity that desires to establish a public trading market for its shares. A potential business combination candidate may find it more beneficial to go public directly rather than through a combination with a blank check company and the requirements of a post effective amendment and having to clear its application to trade using information provided by the Company rather than its own internal information.

FEDERAL AND STATE TAXATION OF BUSINESS COMBINATION MAY DISCOURAGE BUSINESS COMBINATIONS. Federal and state tax consequences will, in all likelihood, be major considerations in any business combination the Company may undertake. Currently, such transactions may be structured so as to result in tax- free treatment to both companies, pursuant to various federal and state tax provisions. The Company intends to structure any business combination so as to minimize the federal and state tax consequences to both the Company and the target entity; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction, reduce the future value of the shares and potentially discourage a business combination.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

NO ASSURANCE SHARES WILL BE SOLD LIMITING FUTURE OPERATING CAPITAL. The 2,000,000 Common Shares to be sold by the issuer are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

INVESTOR INDEMNIFICATION PROVISION IN SUBSCRIPTION MAY DISCOURAGE SUBSCRIBERS.  The subscription agreement o this offering includes the following clause:  “Buyer hereby agrees to indemnify and hold the Company and each of its officers and/or directors, representatives, agents or employees, harmless from and against any and all losses, damages, expenses or liabilities due to, or arising out of, a breach of any representation, warranty or agreement of or by Buyer contained in this Subscription Agreement.”    Such clause may have the effect of discouraging investors in this offering.

BUSINESS ANALYSIS BY NON PROFESSIONAL MAY INCREASE RISK OF POOR ANALYSIS. Analysis of business operations will be undertaken by our sole officer and director who is not a professional business analyst. Thus the depth of such analysis may not be as great as if undertaken by a professional which increases the risk that any merger or acquisition candidate may not continue successfully.

ARBITRARY OFFERING PRICE MEANS SHARES MAY NOT REFLECT FAIR MARKET VALUE. The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

LACK OF SUCCESSFUL MARKETING EFFORTS MAY RESULT IN FAILURE OF BUSINESS . One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

Lack of identification and completion of a successful merger/acquisition will render the shares sold hereunder worthless.

NO PUBLIC MARKET FOR COMPANY'S SECURITIES MAY LIMIT THE LIQUIDITY OF SHARES. Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and general market conditions. Movements in prices of stock may also affect the market price in general. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET. All of the 8,000,000 Shares, which are held by management, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act") (pending effectiveness of this registration statement). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares. This offering will make a substantial number of the Shares owned by management eligible for sale in the future which may adversely affect the market price of the Common Stock. Mr. Davis’s, our sole officer and director, shares will remain bound by the affiliate resale restrictions enumerated in Rule 144 of the Securities Act of 1933.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

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USE OF PROCEEDS

Without realizing the minimum offering proceeds, the Company will not be able to commence planned operations and implement our business plan. Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information. In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum			50% of Maximum			Maximum
Application Of Proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds	$	% of total	% of net proceeds

Total Offering Proceeds	$50,000	100.00%		$100,000	100.00%		$200,000	100.00%
Net Offering Proceeds	$45,000	90.00%	100%	$90,000	90.00%	100%	$180,000	90.00%	100%
Working Capital(1) -	$45,000	90.00%	100%	$90,000	90.00%	100%	$180,000	90.00%	100%

Total Use of Proceeds	$50,000	100.00%		$100,000	100.00%		$200,000	100.00%

Notes:

(1) The category of General Working Capital may include, but not be limited to effecting a business combination including but not limited to printing costs, postage, communication services, overnight delivery charges, additional professional fees, consulting fees, and other general operating expenses.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $180,000 or $0.018 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.082 per share while our present stockholders will receive an increase of $0.018 per share in the net tangible book value of the shares they hold. This will result in a 82.00% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering
Offering Price Per Share	$0.10	$0.10
Book Value Per Share Before the Offering	$0.000	$0.000
Book Value Per Share After the Offering	$0.0047	$0.018
Net Increase to Original Shareholder	$0.0047	$0.018
Decrease in Investment to New Shareholders	$0.0953	$0.082
Dilution to New Shareholders (%)	95.30%	82.00%

SELLING SHAREHOLDER

	No. Of Shares	Percentage of Shares	No. of Shares	Percentage of Shares
Name	Before Offering	Before Offering	After Offering	After Offering

Ronald Davis	8,000,000	100%	0	0%

*The selling shareholder is an underwriter as such, he will be subject to the applicable prospectus delivery and liability provisions of the Securities Act.

PLAN OF DISTRIBUTION

There is no public market for our common stock. Our common stock is currently held by one shareholder. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. The Company has not identified or approached any broker/dealers with regard to assisting us to apply for such listing. The Company is unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. The Company cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading. No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Ronald Davis, the sole officer and director of the Company. Mr. Davis, as selling agent, must sell, on behalf of the Company, the entire the new issue offering on behalf of the Company (2,000,000 shares) prior to sale of any shares held by himself (8,000,000 shares). The above offering priority is included in the Escrow Agreement for this offering. New issue offering refers to the shares offered for sale by the company. Potential investors include, but are not limited to, family, friends and acquaintances of Ronald Davis. The intended methods of communication include, without limitation, telephone and personal contact. In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media. Every potential purchaser will be provided with a prospectus at the same time as the subscription agreement.

Checks payable as disclosed herein received by the sales agent in connection with sales of our securities will be transmitted immediately into a escrow account. There can be no assurance that all, or any, of the shares will be sold. The shares from Mr. Davis will be placed into the escrow account. There is no written agreement as to this.

Ronald Davis will not receive commissions for any sales originated on our behalf. We believe that Ronald Davis is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, as to Ronald Davis, he:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his or her participation; and

2.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	Is not an associated person of a broker or dealer; and

4.	Meets the conditions of the following:

a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Ronald Davis our sole officer or director is an underwriter for the purposes of this offering.

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The Company is conducting a "Blank Check" offering subject to Rule 419 of Regulation C as promulgated by the U.S. Securities and Exchange Commission (the "S.E.C.") under the Securities Act of 1933, as amended (the "Securities Act").The  offering proceeds and the securities to be issued to investors must be deposited in an escrow account (the "Deposited Funds" and "Deposited Securities," respectively). While held in the escrow account, the deposited securities may not be traded or transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Except for an amount up to 10% of the deposited funds otherwise releasable under Rule 419, the deposited funds and the deposited securities may not be released until an acquisition meeting certain specified criteria (having a value of at least 80% of the amount raised in this offering) has been consummated and a sufficient number of investors (80% of those purchasing in this offering) reconfirm their investment in accordance with the procedures set forth in Rule 419. Pursuant to these procedures, a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. The Company must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless 80% of investors elect to remain investors, all investors will be entitled to the return of a pro rata portion of the deposited funds (plus interest) and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date of this prospectus, the deposited funds will be returned on a pro rata basis to all investors (10% may have been released to the Company upon completion of the offering).

The proceeds from the sale of the shares in this offering will be payable to United Western Bank fbo OICco Acquisition II, Inc. and will be deposited in a non-interest bearing bank account ("Escrow Account") until the escrow conditions are met. In the event that interest is earned on the deposit such interest shall be for the sole benefit of the purchasers from this offering. No interest will be paid to any shareholder or the Company. All subscription agreements and checks are irrevocable. All subscription funds will be held in the Escrow Account until the earlier of: (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated and no funds shall be released to OICco Acquisition II, Inc. until such a time as the escrow conditions are met other than up to 10 percent as disclosed above. In the event that 18 months have passed from the date of the prospectus and no such acquisition has been consummated funds shall be returned pro rata to investors. Securities will be released to investors upon the consummation of an acquisition meeting the requirements of Rule 419. The escrow agent will continue to receive funds and perform additional disbursements until either (i) consummation of an acquisition meeting the requirements of Rule 419 or (ii) 18 months have passed from the date of the prospectus and no such acquisition has been consummated. Thereafter, this escrow agreement shall terminate. If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees upon the expiration of 180 days or the second 180 days if such extension is extended. The fee of the Escrow Agent is $1,500.00. The amount of funds actually collected in the escrow account from checks that have cleared the interbank payment system, as reflected in the records of the insured depository institution, is the only factor assessed in determining whether the minimum offering condition has been met.  United Western Bank will make the determination based solely on its account records.

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. The Company expressly reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF REGISTRANT’S SECURITIES

Common Stock

OICco Acquisition II, Inc. is authorized to issue 100,000,000 shares of common stock, $0.0001 par value. The company has issued 8,000,000 shares of common stock to date held by one (1) shareholder of record.

The holders of OICco Acquisition II, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

Preemptive Rights

No holder of any shares of OICco Acquisition II, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of OICco Acquisition II, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Cash Dividends

As of the date of this prospectus, OICco Acquisition II, Inc. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

Reports

After this offering, OICco Acquisition II, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

William B Haseltine is legal counsel to the Company. Mr. Haseltine has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement.  Mr. Haseltine has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

DESCRIPTION OF BUSINESS

OICco Acquisition II, Inc. (the "Company"), was incorporated on Dec. 22, 2009 under the laws of the State of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and has no operations date. Other than issuing shares to its original shareholder, the Company never commenced any operational activities.

The Company was formed by Ronald Davis, the initial director, for the purpose of creating a corporation which could be used to consummate a merger or acquisition. Mr. Davis serves as President, Secretary, Treasurer and Director. Mr. Davis determined next to proceed with filing a Form S-1.

Mr. Davis, the President and Director, elected to commence implementation of the Company's principal business purpose, described below under “Plan of Operation". As such, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

The proposed business activities described herein classify the Company as a "blank check" company. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. In order to provide assurances that no trading will occur in the Company's securities until a merger or acquisition has been consummated, each shareholder has agreed to place his/her respective stock certificate with the Company's legal counsel, who will not release these respective certificates until such time as legal counsel has confirmed that a merger or acquisition has been successfully consummated. However, while management believes that the procedures established to preclude any sale of the Company's securities prior to closing of a merger or acquisition will be sufficient, there can be no assurances that the procedures established herein will unequivocally limit any shareholder's ability to sell their respective securities before such closing.

Number of Total Employees and Number of Full Time Employees

OICco Acquisition II, Inc. is currently in the development stage. During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 4412 8th Street SW, Vero Beach, FL 32968. Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. Davis’s residence. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in OICco Acquisition II, Inc. common stock. This prospectus is a step toward creating a public market for our stoc k upon completion of a business combination , which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. . No trading in our common stock being offered will be permitted until the completion of a business combination meeting the requirements of Rule 419. OICco Acquisition II, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of OICco Acquisition II, Inc.;

2.	There are currently 8,000,000 shares of our common stock held by our officer and director that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock (8,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, OICco Acquisition II, Inc. has 8,000,000 shares of $0.0001 par value common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

OICco Acquisition II, Inc. was incorporated on Dec. 22, 2009.

The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no acquisitions in mind and has not entered into any negotiations regarding such an acquisition. Neither the Company's sole officer, director, promoter nor any affiliates thereof have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

The Company will  obtain audited financial statements of a target entity prior to the consummation of the merger/acquisition. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction. These assurances consist mainly of financial statements. The Company will also examine business, occupational and similar licenses and permits, physical facilities, trademarks, copyrights, and corporate records including articles of incorporation, bylaws and minutes if applicable. In the event that no such assurances are provided the Company will not move forward with a combination with this target. Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

The Registrant has no full time employees. The Registrant's officer has agreed to allocate a portion of his time to the activities of the Registrant, without compensation. Management anticipates that the business plan of the Company can be implemented by our officer devoting approximately 10 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by such officer. See "DIRECTORS, EXECUTIVE OFFICERS"

The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

GENERAL BUSINESS PLAN

The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an Exchange Act registered corporation. The company will upon effectiveness be required to file periodic reports as required by Item 15(d) of the Exchange Act and also the Company intends to file a form 8A registering the company under the Section 12G of the Exchange Act within 5 business days of the effectiveness of this registration statement registering the common shares of the Company under the Exchange Act. Upon the effectiveness of such registration statement, the company will be required to report pursuant to Section 13 of the Exchange Act.

The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it will be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources. See "Financial Statements." This lack of diversification should be considered a substantial risk to shareholders of the Company because it will not permit the Company to offset potential losses from one venture against gains from another.

The Company may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes. The Company may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

One of the methods the Company will use to find potential merger or acquisition candidates will be to run classified ads in the Wall Street Journal and similar publications periodically seeking companies which are looking to merge with a public shell. Other methods included personal contacts and contacts gained through social networking. There is no evidence showing that these methods of identifying a suitable merger opportunity will be successful.

The Company anticipates that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, management believes that there are numerous firms seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

The Company has, and will continue to have, no capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The costs of an initial public offering may include substantial attorney and auditor fees and the time factor can vary widely (could be as short as a month or take several years for example) and is unpredictable. A business combination with The Company may eliminate some of those unpredictable variables as the initial review process on a large active business could easily extend over a period of a year or more requiring multiple audits and opinions prior to clearance. On the other hand a business combination with the Company may raise other variables such as the history of the Company having been out of the targets control and knowledge. Thus they have to rely on the representations of the Company in their future filings and decisions. In addition, the additional step of a business combination may increase the time necessary to process and clear an application for trading. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-KSB's, agreements and related reports and documents. If an entity is deemed a Shell Company the 8-K which must be filed upon the completion of a merger or acquisition requires all of the information normally disclosed in the filing of a Form 10. Once deemed a Shell Company, Rule 144 imposes additional restrictions on securities sought to be sold or traded under Rule 144. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of, the officer and director of the Company, who is not a professional business analyst. Management intends to concentrate on identifying preliminary prospective business opportunities which may be brought to its attention through present associations of the Company's sole officer and shareholder. In analyzing prospective business opportunities, management will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. Management will meet personally with management and key personnel of the business opportunity as part of his investigation. To the extent possible, the Company intends to utilize written reports and personal investigation to evaluate the above factors. The Company will not acquire or merger with any company for which audited financial statements cannot be obtained.

Management of the Company, while not experienced in matters relating to the new business of the Company, will rely upon his own efforts in accomplishing the business purposes of the Company. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel and accountants, will be utilized by the Company to effectuate its business purposes described herein. However, if the Company does retain such an outside consultant or advisor, any cash fee earned by such party will need to be paid by the prospective merger/acquisition candidate, as the Company has no cash assets with which to pay such obligation. There have been no discussions, understandings, contracts or agreements with any outside consultants and none are anticipated in the future. In the past, the Company's management has never used outside consultants or advisors in connection with a merger or acquisition.

The Company will not restrict its search for any specific kind of firms, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its corporate life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which the Company may offer. However, the Company does not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as the Company has successfully consummated such a merger or acquisition. The Company also has no plans to conduct any offerings under Regulation S. No transfer or sales of any shares held in escrow shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder. Any and all such sales will only be made in compliance with the securities laws of the United States and any applicable state.

ACQUISITION OPPORTUNITIES

In implementing a structure for a particular business acquisition, the Company may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that the present management and shareholder of the Company will no longer be in control of the Company. In addition, the Company's director may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of the Company's shareholders.

It is anticipated that the Company's principal shareholder may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction at a negotiated price. .

It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, the Company may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has successfully consummated a merger or acquisition and the Company is no longer considered a "shell" company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on the value of the Company's securities in the future, if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which the Company may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax- free" reorganization under Sections 368a or 351 of the Internal Revenue Code (the "Code").

With respect to any merger or acquisition, negotiations with target company management is expected to focus on the percentage of the Company which target company shareholders would acquire in exchange for all of their shareholdings in the target company. Depending upon, among other things, the target company's assets and liabilities, the Company's shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. The percentage ownership may be subject to significant reduction in the event the Company acquires a target company with substantial assets. Any merger or acquisition effected by the Company can be expected to have a significant dilutive effect on the percentage of shares held by the Company's then-shareholders.

The Company will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the Company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

As stated herein above, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements. The Company will need to file such audited statements as part of its post effective amendment (reconfirmation). The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). In the event that the acquisition of a previously approved target is later voided by management, shareholders may be left without an operating company and thus the value of their shares would be greatly diminished.

The Company's sole officer and shareholder has verbally agreed that he will advance to the Company any additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. This agreement is not binding.  He has also agreed that such advances will be made interest free without expectation of repayment. There is no dollar cap on the amount of money which he may advance to the Company. The Company will not borrow any funds from anyone for the purpose of repaying advances made by the shareholder, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

The Board of Directors has passed a resolution which prohibits the Company from completing an acquisition or merger with any entity in which the Company's sole Officer, Director and principal shareholder or his affiliates or associates serve as officer or director or hold any ownership interest. Management is not aware of any circumstances under which this policy, through their own initiative may be changed however as Mr. Davis is the sole member of the Board of Directors he may change this policy at his discretion .

COMPETITION

The Company will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than the Company. In view of the Company's combined extremely limited financial resources and limited management availability, the Company will continue to be at a significant competitive disadvantage compared to the Company's competitors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Sam Kan & Company CPA, 1151 Harbor Bay Pkwy, Ste. 101, Alameda, CA 94502.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our director is elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officer and director as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Ronald Davis (2)	69	President, Secretary, Treasurer, and Director	Inception – Current

Notes:

(1) Our director will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified. At the present time, our officer was appointed by our director and will hold office until resignation or removal from office.

(2) Ronald Davis has outside interests and obligations to other than OICco Acquisition II, Inc. He intends to spend approximately 10 hours per month on our business affairs. At the date of this prospectus, OICco Acquisition II, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Ronald A. Davis, President, Secretary, Treasurer, Director, age 69.

Mr. Davis commenced his career at Goldman Sachs & Co. in 1964 as an office boy. Following the completion of graduate school at the University of Southern California and military service, Mr. Davis returned to Goldman Sachs where he worked until joining Dean Witter & Co. (now Morgan Stanley). Areas of work responsibility included syndication and institutional sales. Mr. Davis has no prior experience in identifying acquisition candidates for blank check companies.

In February 2008, Mr. Davis founded Genesis Corporate Development, LLC and was the managing director where he provided consulting services to start-up companies. Mr. Davis advised on such matters as business plan development, identifying angel groups interested in investments similar to the client’s project, and assisted with writing and developing business and finance strategies. Prior to Genesis Corporate Development Mr. Davis operated his consulting services through Heartland Managed Risk, LLC (established in 2002.) This business was combined with Genesis in the spring of 2008. Genesis has been dissolved. As of June 30, 2010, Mr. Davis' attention is exclusively devoted to his involvement with blank check companies except as disclosed herein .

In March 2008, Mr. Davis founded Walker, Bannister & Dunn, LLC and was the sole member and control person of this Company. Through this business Mr. Davis provided specialized consulting services to businesses seeking private and public equity financing.

In December 2005, Mr. Davis founded St. Vincent Press, Inc. This company was organized to publish short run books with a small audience. The material was to include subjects such as investments, insurance, self-directed and checkbook controlled Individual Retirement Accounts and tax related matters. From inception to Mr. Davis’ resignation from the Company, he provided management and financial backing. In addition, he was instrumental in raising about $50,000 to facilitate future growth and as of December, 2007, Mr. Davis resigned his position to seek other opportunities and is acting in a limited advisory role with the company.

Though most of Mr. Davis' experience on Wall Street was in the area of syndication and institutional sales, since leaving those positions, he has 25 years experience in various aspects of merger and acquisition. During his tenure as CEO of Caffe Dive, a public entity, he successfully negotiated 41 acquisitions of competitors in a roll-up strategy that helped the company grow from six locations to 47 locations in nine states. Since leaving his position as CEO of Caffe Diva, Mr. Davis has been involved in the merger of seven companies and many reverse mergers.

Recent Reverse Mergers and Corporate Transactions

Corporate Outfitters.	Mr. Davis received 153,000 shares of free trading stock for negotiating the purchase of the controlling interest in Corporate Outfitters by the shareholders of the private company, Liberty Capital.

GoldPoint Resources.
 Mr. Davis received 107,000 shares of free trading stock for negotiating the purchase of the controlling interest in GoldPoint Resources  by the shareholders of the private company, Island Breese International.

Rhino Productions.
Mr. Davis received 100,000 shares of restricted stock and $143,000 for negotiating the purchase of the controlling interest in Rhino Productions by the shareholders of the private company, Vast Glory Holdings.

Bella Viaggio	Mr. Davis received $203,000 for his controlling interest in Bella Viaggio by the shareholders of the private company, Kat Explorations.

BookMerge Technology.
Mr. Davis was paid a fee of $90,000 for consulting related to the advice given during the structuring stage. Mr. Davis has retained 1,600,00o shares of stock which were purchased in a series of private and public transactions over the past year.

BlueStar Coffee.	Mr. Davis sold controlling interest to a group headed by Michael Barron in 2001. Mr. Davis resigned from BlueStar Coffee and has never been related in any way to Shearson Financial.

Innocent, Inc.
Mr. Davis acted as an advisor to the buyer for the controlling interest of Innocent and invested a total of $90,000 to acquire a total of 1,200,000 shares of which Mr. Davis currently owns 100,000 shares.

Mr. Davis is a member of the National Investment Bankers Association and Financial Services Exchange, both of which are associations of firms and individuals involved in the APO, IPO, Private Placement and merger and acquisitions. He is also connected to the Chinese Market and investment bankers and attorneys located in Viet Nam, Brazil and Malaysia.

Involvement with Reporting and Public Companies

Mr. Davis was the sole officer and director of Bella Viaggio, Inc., a Reporting Company with the Securities and Exchange Commission. Mr. Davis formed this corporation in June 2007 for the purpose developing day spas and upscale hair salons. To date, Bella has not commenced business operations. As part of Mr. Davis' efforts to simplify his operations, he has resigned from Bella Viaggio his positions as President and director and no longer has an interest in the company other than as beneficial owner of 16,000 shares of common stock.

Currently Mr. Davis is a shareholder of Rangeford Resources, Inc., owning approximately 34% of the Company’s common stock. However, Mr. Davis is a minority shareholder and performs no management role for the Company. Mr. Davis is not an officer of the corporation. Therefore, Mr. Davis is not an affiliate (as that term is defined in Rule 144(a)(1)) of Rangeford. Rangeford has not commenced operations except for investigating various oil and gas properties that in the view of management has the best prospects for success. To date, no agreements have been reached and the company continues to generate no revenues.

From August 2007 to December 2007, Mr. Davis was the Treasurer of Friendly Auto Dealers, Inc., a Reporting Company whose common stock is currently listed on the Over the Counter Bulletin Board (“OTCBB”) under the trading symbol FYAD. He served in a limited role for this Company providing accounting services until he resigned from the Company. At the date of his resignation Friendly had not commenced business operations.

In 1994, Mr. Davis was nominated President and Chief Executive Officer of Caffe Diva Group, Ltd., a U.S. based Pink Sheet Public Company, trading under the symbol CFDA. This business was engaged in the roasting and retail sale of gourmet coffee through a 47 store chain of espresso drive-through’s. Mr. Davis provided and directed this business from the time it opened its first store until the 47thstore was acquired. During his stewardship, all of the Company’s stores achieved and maintained profitability. In September of 2000, Mr. Davis resigned from his position with the Company.

Mr. Davis determined that expansion of the Company was necessary and indicated, and desired to raise capital for this purpose.  In the summer of 1998, Mr. Davis was approached by Mr. Bolen with an idea of raising capital through the issuance of Notes of the Company in what Mr. Bolen called an “exempt transaction.” Subsequently, Mr. Davis and others sold just under five million dollars worth of Notes in unregistered offerings in the State of Oregon.

The Oregon Department of Consumer and Business Services (the “Department”) commenced an investigation of Caffe Diva, Vista Consulting, New England International Surety, Ronald Davis and Steve Bolen (the “Respondents”). Oregon regulators issued a Findings of Fact and Conclusions of Law in a Final Order on July 29, 2002. The Director of the Department concluded, inter alia, that Respondents had offered and sold securities in the State of Oregon without required registration, that Respondents and others had offered and sold securities in the State of Oregon without each being licensed as a broker-dealer, and that Respondents made affirmative failures to disclose to investors in connection with offers to sell securities.  These failures included misstating or understating risks involved, incomplete descriptions of the backgrounds of company officers and a fair and complete financial picture of the issuers of securities involved. As a result, an order was issued imposing a ten-year prohibition against Mr. Davis (and other Respondents) from applying for an Oregon securities license, as well as a denial of use of certain exemptions under Oregon securities law until further order and a fine of $75,000, all as disclosed in the link below. The administrative order relating to Mr. Davis is attached hereto as Exhibit 99c.

In 2001, after leaving Caffe Diva, Mr. Davis formed BlueStar Coffee, Inc. On May 11, 2001, the Company became a voluntary reporting company with the Securities and Exchange Commission. In June 2001, the Company filed a Schedule 15c2-11 with NASD and commenced trading on the OTC BB. On or about March 6, 2002, the Company changed its name to Consumer Direct of America and about June 6, 2006, the Company's name was changed to Shearson Financial Network, Inc.

As of Friday, April 23, 2010, Mr. Davis resigned his position of President and Director of Bella Viaggio, Inc., an SEC reporting company. In addition, Mr. Davis has wound down the business operations of Genesis Corporate Development, LLC. Mr. Davis will no longer be taking on clients relating to the advisement on corporate affairs relating to merger and acquisition and financing.

Other than as noted above, Mr. Davis' business activities that are unrelated to blank check companies have been wound down. Substantially all of his attention is now devoted to principal activities related to blank check companies - OICco II, OICco III, OICco IV and Cheetah Holding Corp.

Conflicts of Interest

Mr. Davis will continue to hold a significant equity position in Rangeford Resources, Inc., but he will not be an affiliate of the Company. Rangeford is in the process of acquiring various interests in oil and gas properties and in some cases, Mr. Davis may acquire working interests in the same properties. However, care will be taken that all required disclosures regarding such interests will be made in future filings of Rangeford when the situation occurs.

Mr. Davis is the sole shareholder, officer and director of OICco Acquisition III, Inc., Cheetah Holdings Corp. and OICco Acquisition IV, Inc.. each of which is a blank check company. Each blank check company in which Mr. Davis has an interest will have essentially the same structure and the same shareholders. If there are multiple blank check companies effective, all will be presented to the prospective purchaser and the purchaser will choose. The other OICco entities and Cheetah Holdings Corp appear likely to compete directly with the company in connection with the marketing of the companies’ respective securities as well as in connection with the identification of candidates for a business acquisition and the negotiation and consummation of acquisition agreements.

Our officer and director will offer the securities of our company on the same basis as any other blank check company in which he is involved and to the same group of intended shareholders. There is, of course, no guarantee that any offering will be subscribed in sufficient quantity to close the offering, but, in that event, investors will receive their money back and the offering will be withdrawn. Offers of each company's stock in which our officer and director is a principal will be made immediately upon the Securities and Exchange Commission deeming it effective and in order of the date on which the registration became effective. Therefore, an offering with the oldest effective date will be closed, before a more recent offering is closed.

Our officer and director is not a full time employee of the Company and is actively involved in other business pursuits involving blank check companies. He also intends to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officer and director is not required to devote any specific amount of time to our business, he will experience conflicts in allocating their time among his various business interests. Moreover, any future blank check companies that are organized by our officer and director may compete with our company in the search for a suitable target.

In general, officers and directors of a Delaware corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation. In particular, under Delaware corporate law, officers and directors are required to bring business opportunities to the attention of a corporation if the corporation has an expectancy interest or property right in the opportunity.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officer and director will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, he will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

All blank check companies of which Mr. Davis has an affiliation have passed a resolution under Delaware Section 122(17) which permits a corporation to “renounce … any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.” The entities have renounced all interest in all business opportunities and classes of business opportunities.   Such waiver means that Mr. Davis has no duty to present or engage in any opportunity with OICco II over any other business entity.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Ronald Davis	2009	-	-	-	-	-	-	-
Officer and Director

DIRECTORS' COMPENSATION

Our director is not entitled to receive compensation for services rendered to OICco Acquisition II, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director..Since OICco Acquisition II, Inc.’s incorporation on Dec. 22, 2009, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

		Amount of	Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Beneficial Ownership(2)	Before Offering	After Offering(3)

Common	Ronald Davis, President, Secretary, Treasurer and Director	8,000,000	100.00%	0.00%

	All Directors and Officers as a group (1 person)	8,000,000	100.00%	0.00%

Footnotes

(1) The address of each executive officer one director is c/o OICco Acquisition II, Inc., 4412 8th Street SW, Vero Beach, FL 32968.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3) Assumes the sale of the maximum amount of this offering (2,000,000 shares of common stock newly issued by the Company and the sale of 8,000,000 common shares by Mr. Davis). The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about Dec. 22, 2009, Ronald Davis, our officer and director, paid for expenses involved with the incorporation of OICco Acquisition II, Inc. with personal funds and performed services on behalf of OICco Acquisition II, Inc., in exchange for 8,000,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Ronald Davis was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Ronald Davis, the company’s sole shareholder, officer and director is the only promoter of the company.

REPORTS TO SECURITY HOLDERS

1. After this offering, OICco will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, OICco will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status as the Company intends to file a Form 8A upon the effectiveness of this offering.

3. The public may read and copy any materials OICco files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. OICco’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, OICco Acquisition II, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by OICco of expenses incurred or paid by a director, officer or controlling person of OICco in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, OICco will, unless in the opinion of OICco legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
OICco Acquisition II, Inc.
(A Development Stage Company)
Vero Beach, Florida

We have audited the accompanying balance sheets of OICco Acquisition II, Inc. (hereinafter the “Company”) (A Development Stage Company) as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2010 and the period from inception on December 22, 2009 to December 31, 2009 then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the period from inception on December 22, 2009 to December 31, 2010 then ended in conformity with U.S. generally accepted accounting principles.

We were not engaged to examine management's assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2010 and 2009, and accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has suffered recurring losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to those matters are also described in Note B to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SAM KAN & COMPANY
Sam Kan & Company,

May 9, 2011

Alameda, California

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Balance Sheets

	December 31,	December 31,
	2010	2009
ASSETS

Current assets
Cash and cash equivalents	$-	$2,500
Total current assets	-	2,500

Total assets	$-	$2,500

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Currnet liabilities
Accounts payable	$3,540	$2,500
Total liabilities (All Current)	3,540	2,500

Stockholders' (Deficit) Equity
Common Stock: par value $0.0001 per share, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding as of December 31, 2010 and 2009.	800	800
Additional paid in capital	4,388	4,388
Deficit accumulated during the development stage	(8,728)	(5,188)
Total stockholders' (deficit) equity	(3,540)	-

Total liabilities and stockholders' (deficit) equity	$-	$2,500

See accompanying notes to financial statements

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Statement of Operations

	Year Ended December 31, 2010	Period Ended December 31, 2009	For the Period from Inception on December 22, 2009 to December 31, 2010

Revenue	$-	$-	$-

Operating expenses
General and administrative	1,040	188	1,228
Professional fees	2,500	5,000	7,500
Total operating expenses	3,540	5,188	8,728

Net income (loss)	$(3,540)	$(5,188)	$(8,728)

Net income per share of common stock:
Basic	$(0.00)	$(0.00)

Weighted average shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' (Deficit) Equity

	Common Stock		Additional Paid In
	Shares	Amount	Capital	Accumulated Deficit	Total

Beginning balance on December 22, 2009 (Inception)	-	$-	$-	$-	$-

Common stock issued for cash	8,000,000	800	4,388	-	5,188
Common stock issued for services	-	-	-	-	-
Net loss, period ended December 31, 2009	-	-	-	(5,188)	(5,188)
Ending balance on December 31, 2009	8,000,000	800	4,388	(5,188)	-

Common stock issued for cash	-	-	-	-	-
Common stock issued for services	-	-	-	-	-
Net loss, year ended December 31, 2010	-	-	-	(3,540)	(3,540)
Ending balance on December 31, 2010	8,000,000	$800	$4,388	$(8,728)	$(3,540)

See accompanying notes to financial statements

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

	Year Ended December 31, 2010	Period Ended December 31, 2009	For the Peroid from December 22, 2009 (Inception) to December 31, 2010

Cash flows from operating activities
Net loss	$(3,540)	$(5,188)	$(8,728)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Issuance of securities for services rendered	-	-	-
Chnanges operating assets and liabilities:
Accounts payable	1,040	2,500	3,540
Net cash used in operating activities	(2,500)	(2,688)	(5,188)

Net cash used in investing activities	-	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	5,188	5,188
Net cash provided by financing activities	-	5,188	5,188

Net change in cash	(2,500)	2,500	-

Cash and cash equivalent at beginning of year/period	2,500	-	-

Cash and cash equivalent at end of year/period	$-	$2,500	$-

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

NOTE A – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of OICco Acquisition II, Inc. (A Development Stage Company) (hereinafter the “Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The Company has not realized revenues from its planned principal business purpose and is considered to be in its development state in accordance with ASC 915, “Development Stage Entities”, formerly known as SFAS 7, “Accounting and Reporting by Development State Enterprises.”

Organization, Nature of Business and Trade Name

The Company was incorporated in the State of Delaware on December 22, 2009. The Company is a development stage company with the principal business objective of merging with or being acquired by another entity and is therefore a blank check company. The Company has been in the developmental stage since inception and has no operating history other than organizational matters.
Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable, if any, is carried at the expected net realizable value. The allowance for doubtful accounts, when determined, will be based on management's assessment of the collectability of specific customer accounts and the aging of the accounts receivables. If there were a deterioration of a major customer's creditworthiness, or actual defaults were higher than historical experience, our estimates of the recoverability of the amounts due to us could be overstated, which could have a negative impact on operations.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any accounts receivable. The above accounting policies will be adopted upon the Company carries accounts receivable.

Property and Equipment

Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5 - 7 years
Vehicles	5-10 years
Website / Software	3- 5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method.

The Company has been in the developmental stage since inception and has no operation to date. The Company currently does not have any property and equipment. The above accounting policies will be adopted upon the Company maintains property and equipment.

Capital Stock

The Company has authorized One Hundred Million (100,000,000) shares of common stock with a par value of $0.0001. Currently, Eight Million (8,000,000) shares of common stock have been issued.

Revenue and Cost Recognition

The Company has been in the developmental stage since inception and has no operations to date. The Company currently does not have a means for generating revenue. Revenue and Cost Recognition procedures will be implemented based on the type of properties required and sale contract specifications.

Cost of Goods Sold

Since the Company is still in the development stage, formal applications of certain procedures have not been implemented. Generally, job costs include purchase price of properties as well as all direct materials, and labor costs and those indirect costs related to development and maintenance of the property prior to sale. Selling, general and administrative costs are charged to expense as incurred.

Advertising

Advertising expenses related to specific jobs are allocated and classified as costs of goods sold. Advertising expenses not related to specific jobs are recorded as general and administrative expenses.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Income Taxes

The Company recognizes the tax effects of transactions in the period or year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.

Recently Issued Accounting Pronouncements

In May 2009, the FASB issued FAS 165, “Subsequent Events,” which now resides with ASC 855, “Subsequent Events.” This pronouncement establishes standards for accounting for and disclosing subsequent events (events which occur after the balance sheet date but before financial statements are issued or are available to be issued). ASC 855 requires and entity to disclose the date subsequent events were evaluated and whether that evaluation took place on the date financial statements were issued or were available to be issued. It is effective for interim and annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material impact on the Company’s financial condition or results of operation.

In June 2009, the FASB issued FAS 140/166, “Accounting for Transfers of Financial Assets,” an amendment of FAS 140, which now resides with ASC 860, “Transfers and Servicing.” ASC 860 is intended to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets: the effects of a transfer on its financial position, financial performance , and cash flows: and a transferor’s continuing involvement, if any, in transferred financial assets. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 860 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 167, “Amendments to FASB Interpretation No. 46(R),” which now resides with ASC 810, “Consolidation.” ASC 810 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in ASC 860, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise’s involvement in a variable interest entity. This statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 810 to have an impact on the Company’s results of operations, financial condition or cash flows.

In June 2009, the FASB issued FAS 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” which now resided with ASC 105, “Generally Accepted Accounting Principles.” ASC 105 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this Statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.The Company does not expect the adoption of ASC 105 to have an impact on the Company’s results of operations, financial condition or cash flows.

On July 1, 2009, Financial Accounting Standards Board ("FASB") Accounting Standards Codification(TM) ("ASC") became the sole source of authoritative Generally Accepted Accounting Principles ("GAAP") literature recognized by the Financial Accounting Standards Board for financial statements issued for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the Security Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Except for applicable SEC rules and regulations and a limited number of grandfathered standards, all other sources of GAAP for nongovernmental entities were superseded by the issuance of ASC. ASC did not change GAAP, but rather combined the sources of GAAP and the framework for selecting among those sources into a single source. Accordingly, the adoption of ASC had no impact on the financial results of the Company.

In January 2010, the FASB issued ASU 2010-06, “Fair Value Measurements and Disclosures (ASC 820): Improving Disclosures about Fair Value Measurements.”  This update will require (1) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (2) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs).  This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and require disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs.  The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the roll forward activity of Level 3 fair value measurements.  Those disclosure requirements are effective for fiscal years ending after December 31, 2010.  The Company is still assessing the impact on this guidance and does not believe the adoption of this guidance will have a material impact to its financial statements.  Management does not believe that other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants or the SEC have a material impact on the Company’s present or future financial statements.

In February 2010, the FASB issued guidance to remove the requirement for an entity that files financial statements with the SEC to disclose a date through which subsequent events have been evaluated.  The adoption of this guidance during our current fiscal quarter did not have any impact on our Consolidated Financial Statements.

NOTE B – GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with the Securities and Exchange Commission, and the payment of expenses associated with reviewing or investigating any potential business ventures. The Company may experience a cash shortfall and be required to raise additional capital. Historically, it has relied upon internally generated funds and funds from the sale of shares of stock to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing.  The Company’s failure to do so could have a material and adverse affect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances, focus on a possible joint venture or merger until the company generates revenues through the operations of such merged company or joint venture as stated above.

NOTE C – INCOME TAXES

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.
NOTE D – COMMON STOCK

On December 22, 2009, Ronald Davis, the Company’s officer and director, paid $5,188 for professional fees for the incorporation of the Company with personal funds on behalf of the Company. Subsequently, he received reimbursement from the company through issuance of 8,000,000 shares of common stock at $0.0001 per share. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed and possessed no material assets.

NOTE E – RELATED PARTY TRANSACTIONS

The issuance of common stock of 8,000,000 shares for $5,188 to Ronald Davis was a related party transaction due to the fact that Ronald Davis is the President/Secretary/Treasurer of the company. Ronald Davis is the company’s sole officer and director, and the company is currently operating out of the premises of Ronald Davis, the officer and director of the Company, on a rent-free basis for administrative purposes. There was no compensation to him for the period from the inception on December 22, 2009 to December 31, 2010. There is no written agreement or other material terms or arrangements relating to said arrangement.

The company does not currently have any conflicts of interest by or among its current officer, director, key employee or advisors. The company has not yet formulated a policy for handling conflicts of interest, however, the company intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

NOTE F – SUBSEQUENT EVENTS

Management has reviewed material events subsequent of the year ended December 31, 2010 and prior to the filing of financial statements in accordance with FASB ASC 855 “Subsequent Events”. No additional disclosures required.

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Balance Sheets

	March 31,	December 31,
	2011	2010
	(Unaudited)
ASSETS

Current assets
Cash	$-	$-
Total current assets	-	-

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Currnet liabilities
Accounts payable	$1,040	$3,540
Note payable	2,500	-
Total liabilities (All Current)	3,540	3,540

Stockholders' (Deficit) Equity
Common Stock: $0.0001 par value, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding as of March 31, 2011 and December 31, 2010	800	800
Additional paid in capital	4,388	4,388
Deficit accumulated during the development stage	(8,728)	(8,728)
Total stockholders' (deficit) equity	(3,540)	(3,540)

Total liabilities and stockholders' (deficit) equity	$-	$-

See accompanying notes to financial statements

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Statement of Operations
(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	For the Period from Inception on December 22, 2009 to March 31, 2011

Revenue	$-	$-	$-

Expenses
General and administrative	-	-	1,228
Professional fees	-	-	7,500
Total expenses	-	-	8,728

Net loss	$-	$-	$(8,728)

Basic and diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	8,000,000	8,000,000

See accompanying notes to financial statements

OICco Acquisition II, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010	For the Period from Inception on December 22, 2009 to March 31, 2011

Cash flows from operating activities
Net loss	$-	$-	$(8,728)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Issuance of securities for services rendered	-	-	-
Chnanges operating assets and liabilities:
Accounts payable	(2,500)	-	1,040
Note payable	2,500	-	2,500
Net cash used in operating activities	-	-	(5,188)

Net cash used in investing activities	-	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	-	5,188
Net cash provided by financing activities	-	-	5,188

Net change in cash	-	-	-

Cash and cash equivalent at beginning of year/period	-	-	-

Cash and cash equivalent at end of year/period	$-	$-	$-

Supplemental cash flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to financial statements

  OICco Acquisition II, Inc.

(A Development Stage Company)

Notes to Unaudited Financial Statements

For the Three Months Ended March 31, 2011 and 2010, and the

Period of December 22, 2009 (Inception) to March 31, 2011

NOTE A – CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2011, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2010 audited financial statements.  The results of operations for the periods ended March 31, 2011 and 2010 are not necessarily indicative of the operating results for the full years.

NOTE B – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C – SUBSEQUENT EVENTS

The Company has evaluated subsequent events since March 31, 2011 through the filing date and determined there is no event to disclose.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by OICco in connection with the sale of the common stock being registered. OICco has agreed to pay all costs and expenses in connection with this offering of common stock. Ronald Davis is the source of the funds for the costs of the offering. Mr. Davis has no agreement in writing to pay the expenses of this offering on behalf of OICco and thus such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$4,000
Accounting Fees	$2,500
Escrow Fees	$1,500	*
Registration Fee	$71.30

Total	$8,071.30

* As of January 5, 2011, Mr. Davis has advanced $750 towards this fee.

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

OICco Acquisition, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Delaware law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, OICco Acquisition II, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On Dec. 22, 2009, Ronald Davis, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company, in exchange for 8,000,000 shares of common stock of the Company, each, par value $0.0001 per share.

At the time of the issuance, Ronald Davis was in possession of all available material information about us, as he is the only officer and director. On the basis of these facts, OICco Acquisition II, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. OICco believes that the exemption from registration for these sales under Section 4(2) was available because:

•	Ronald Davis is an executive officer of OICco and thus had fair access to all material information about OICco before investing;
•	There was no general advertising or solicitation; and
•	The shares bear a restrictive transfer legend.

All shares issued to Ronald Davis were at a par price per share of $0.0001. The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, OICco was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

a)	Articles of Incorporation
b)	Bylaws adopted on Dec. 28, 2009

5.2	Opinion of William B. Haseltine

23.2	Consent of Independent Auditor

Additional Exhibits

99a	Escrow Agreement
99c	Final Order

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a.           The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

a.          The undersigned registrant hereby undertakes that:

1.      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Vero Beach, state of Florida on January 20, 2011 .

OICco Acquisition II, Inc.
(Registrant)

By:	/s/ Ronald Davis
Ronald Davis, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald Davis	President, Secretary and Director	June 23, 2011
Ronald Davis	Chief Executive Officer

/s/ Ronald Davis	Treasurer Chief Accounting Officer,	June 23, 2011
Ronald Davis	Chief Financial Officer